Exhibit 5(a)

[Letterhead of Constellation Energy Group, Inc.]

March 2, 2012

Constellation Energy Group, Inc.

100 Constellation Way

Baltimore, MD 21202

Ladies and Gentlemen:

I am Senior Vice President and General Counsel for Constellation Energy Group, Inc., a Maryland corporation (“Constellation Energy”), and the parent company of Baltimore Gas and Electric Company, a Maryland corporation (“BGE”), and am furnishing this opinion in connection with the registration statement on Form S-3 filed with the Securities and Exchange Commission on or about the date hereof (as such registration statement may be amended or supplemented, the “Registration Statement”), pursuant to which (1) Constellation Energy proposes to register under the Securities Act of 1933, as amended (the “Act”), an indeterminate amount of unsecured debt securities; convertible debt securities; preferred stock; common stock, without par value; warrants; stock purchase contracts and units (the unsecured debt securities, the convertible debt securities, the preferred stock, the common stock, the warrants, the stock purchase contracts and the units, collectively, referred to herein as the “Constellation Securities”) of Constellation Energy and (2) BGE proposes to register under the Act an indeterminate amount of unsecured debt securities, senior secured bonds and preferred stock of BGE.

In connection with this opinion, I have considered such records and documents, and made such examinations of law, as I have deemed relevant. For purposes of this opinion, I have assumed the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity of the originals of all documents submitted to me as copies. I have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than Constellation Energy or BGE and the due authorization, execution and delivery of all documents by the parties thereto other than Constellation Energy or BGE.

Upon the basis of such examination, I advise you that, in my opinion:

(1) Constellation Energy Debt Securities. Each of the indenture dated as of July 24, 2006 between Constellation Energy and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a First Supplemental Indenture dated as of June 27, 2008 and the indenture dated as of June 19, 2008 between Constellation Energy and Deutsche Bank Trust Company Americas, as trustee (collectively, the “CEG Indentures”), relating to the unsecured debt securities and convertible debt securities of Constellation Energy, have been duly authorized, executed and delivered by Constellation Energy and constitute valid and legally binding obligations of Constellation Energy, enforceable against Constellation Energy in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance,

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March 2, 2012

moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). When (1) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated, (2) the terms of both (i) the unsecured debt securities and convertible debt securities to be issued under the applicable CEG Indenture and (ii) their issuance and sale have been duly established by all necessary corporate action in conformity with the applicable CEG Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Constellation Energy and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Constellation Energy, (3) the unsecured debt securities and the convertible debt securities have been duly authorized, executed and authenticated in accordance with the applicable CEG Indenture, and (4) the unsecured debt securities and convertible debt securities have been issued and sold as contemplated in the Registration Statement, then the unsecured debt securities and convertible debt securities will constitute valid and legally binding obligations of Constellation Energy, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The unsecured debt securities and convertible debt securities covered by the opinion in this paragraph include any unsecured debt securities and convertible debt securities that may be issued upon exercise or otherwise pursuant to the terms of any other Constellation Securities.

(2) BGE Debt Securities. The indenture dated as of July 24, 2006 between BGE and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a First Supplemental Indenture dated as of October 13, 2006, relating to the unsecured debt securities of BGE, and the indenture and security agreement dated as of July 9, 2009 between BGE and Deutsche Bank Trust Company Americas, as trustee, relating to the senior secured bonds of BGE (collectively, the “BGE Indentures”), have been duly authorized, executed and delivered by BGE and constitute valid and legally binding obligations of BGE, enforceable against BGE in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). When (1) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated, (2) the terms of both (i) the unsecured debt securities and senior secured bonds to be issued under the applicable BGE Indenture and (ii) their issuance and sale have been duly established by all necessary corporate action in conformity with the applicable BGE Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon BGE and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over BGE, (3) the unsecured debt securities and the senior secured bonds have been duly authorized, executed and authenticated in accordance with the applicable BGE Indenture, and (4) the unsecured debt securities and senior secured bonds have been issued and sold as contemplated in the Registration Statement, then the unsecured debt securities and senior secured bonds will constitute valid and legally binding obligations of BGE, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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March 2, 2012

(3) Preferred Stock. When (1) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated, (2) the terms of the preferred stock and of its issuance and sale have been duly established by all necessary corporate action in conformity with Constellation Energy’s or BGE’s charter, as the case may be, so as not to violate any applicable law or result in default under or breach of any agreement or instrument binding upon Constellation Energy or BGE and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Constellation Energy or BGE, (3) appropriate articles supplementary with respect to the preferred stock to be issued and sold has been duly filed with the State Department of Assessments and Taxation of the State of Maryland and (4) the preferred stock has been duly authorized, issued and sold as contemplated by the Registration Statement and when appropriate certificates representing the preferred stock are duly countersigned and registered by Constellation Energy’s or BGE’s transfer agent/registrar, the preferred stock will be validly issued, fully paid and non-assessable. The preferred stock covered by the opinion in this paragraph includes any preferred stock that may be issued upon exercise or otherwise pursuant to the terms of any other Constellation Securities.

(4) Common Stock. When (1) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated, (2) the terms of the common stock and of its issuance and sale have been duly established by all necessary corporate action in conformity with Constellation Energy’s charter so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Constellation Energy and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Constellation Energy, and (3) the common stock has been duly authorized, issued and sold as contemplated by the Registration Statement and when appropriate certificates representing the common stock are duly countersigned and registered by Constellation Energy’s transfer agent/registrar, the common stock will be validly issued, fully paid and non-assessable. The common stock covered by the opinion in this paragraph includes any common stock that may be issued upon exercise or otherwise pursuant to the terms of any other Constellation Securities.

(5) Warrants. When (1) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated, (2) the terms of the warrant agreement under which the warrants are to be issued have been duly established, (3) the warrant agreement has been duly authorized, executed and delivered, (4) the terms of such warrants and of their issuance and sale have been duly established by all necessary corporate action in conformity with the warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Constellation Energy and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Constellation Energy, and (5) such warrants have been duly authorized, executed and authenticated in accordance with the warrant agreement and issued and sold as contemplated in the Registration Statement, then such warrants will constitute valid and legally binding obligations of Constellation Energy, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The warrants covered by the opinion in this paragraph include any warrants that may be issued pursuant to the terms of any other Constellation Securities.

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March 2, 2012

(6) Stock Purchase Contracts. When (1) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated, (2) the terms of the stock purchase contract agreement under which the stock purchase contracts are to be issued have been duly established, (3) the stock purchase contract agreement has been duly authorized, executed and delivered, (4) the terms of the stock purchase contracts and of their issuance and sale have been duly established by all necessary corporate action in conformity with the stock purchase contract agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Constellation Energy and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Constellation Energy, and (5) the stock purchase contracts have been duly authorized, executed and authenticated in accordance with the stock purchase contract agreement and issued and sold as contemplated in the Registration Statement, then the stock purchase contracts will constitute valid and legally binding obligations of Constellation Energy, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The stock purchase contracts covered by the opinion in this paragraph include any stock purchase contracts that may be issued pursuant to the terms of any other Constellation Securities.

(7) Units. When (1) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated, (2) the terms of the unit agreement under which the units are to be issued have been duly established, (3) the unit agreement has been duly authorized, executed and delivered, (4) the terms of the units and of their issuance and sale have been duly established by all necessary corporate action in conformity with the unit agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Constellation Energy and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Constellation Energy, and (5) the units have been duly authorized, executed and authenticated in accordance with the unit agreement and issued and sold as contemplated in the Registration Statement, then the units will constitute valid and legally binding obligations of Constellation Energy, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Constellation Securities.

I express no opinion as to the law of any jurisdiction other than the law of the States of Maryland and New York. With respect to all matters of New York law, I have relied solely upon the opinion, dated the date hereof and filed as Exhibit 5(b) to the Registration Statement, of Kirkland & Ellis LLP, and my opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Kirkland & Ellis LLP. I did not find it necessary for the purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. I undertake no responsibility to update or supplement this opinion in response to changes in law or

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future events or circumstances. The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the States of Maryland and New York as currently in effect.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is rendered solely for your benefit and may not be used, circulated, quoted relied upon or otherwise referred to by any other person for any other purpose without my prior written consent, except that Kirkland & Ellis LLP may rely on this opinion as to all matters of Maryland law in rendering its opinion dated the date hereof and filed as Exhibit 5(b) to the Registration Statement.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Registration Statement in the section “Validity of the Securities”. In giving this consent, I do not thereby admit that I am an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Charles A. Berardesco Charles A. Berardesco Senior Vice President and General Counsel